QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 2013, with respect to the consolidated financial statements of OnCure Holdings, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of 21st Century Oncology Holdings, Inc. for the registration of shares of its common stock and preferred stock.

                      /s/ Ernst & Young, LLP

Denver, Colorado
May 12, 2014

QuickLinks

  Exhibit 23.3
Consent of Independent Auditors